  As filed with the Securities and Exchange Commission on November 22, 1999
                                                              Reg. No. 33-
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                            HAWKER PACIFIC AEROSPACE
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                                   95-3528840
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

         11249 SHERMAN WAY
       SUN VALLEY, CALIFORNIA                               91352
(Address of principal executive offices)                 (Zip Code)

                                -----------------

                        MANAGEMENT STOCK OPTION AGREEMENT
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------

                                 DAVID L. LOKKEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            HAWKER PACIFIC AEROSPACE
                                11240 SHERMAN WAY
                          SUN VALLEY, CALIFORNIA 91352
                     (Name and address of agent for service)

                               TEL: (818) 765-6201
                               FAX: (818) 765-8073
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             YVONNE E. CHESTER, ESQ.
                      TROY & GOULD PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, SUITE 1600
                          LOS ANGELES, CALIFORNIA 90067
                               TEL: (310) 553-4441
                               FAX: (310) 201-4746


                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                              Proposed Maximum    Proposed Maximum
Title of Securities           Amount To Be     Offering Price    Aggregate Offering      Amount of
To Be Registered              Registered(1)     Per Share(2)          Price(2)        Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock no par value..       735,459          $6.375            $4,688,551           $1,303
======================================================================================================

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plans.

(2) Estimated pursuant to Rule 457(h) of the General Rules, solely for the purpose of computing the registration fee, based on the last reported sales price of the Common Stock as reported on The Nasdaq National Market on November 18, 1999.

=============================================================================

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sun Valley, State of California, on November 24, 1999.



                                   HAWKER PACIFIC AEROSPACE

                                   By: /s/ Philip Panzera
                                       ---------------------------------------
                                           Philip Panzera
                                           Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the S-8 registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.



           Signature                         Title                                 Date
           ---------                         -----                                 ----
           *                           Chairman of the Board                 November 24, 1999
---------------------------------
Daniel J. Lubeck


/s/ David L. Lokken                    Chief Executive Officer               November 24, 1999
---------------------------------      (Principal Executive Officer),
David L. Lokken                        President and Director


/s/ Philip Panzera                     Executive Vice President              November 24, 1999
---------------------------------      (Principal Financial and
Philip Panzera                         Accounting Officer)


           *                           Director                              November 24, 1999
---------------------------------
Scott W. Hartman


           *                           Director                              November 24, 1999
---------------------------------
John G. Makoff


           *                           Director                              November 24, 1999
---------------------------------
Daniel C. Toomey, Jr.

           *                           Director                              November 24, 1999
---------------------------------
Mellon C. Baird


           *                           Director                              November 24, 1999
---------------------------------
Joel F. McIntyre

*  By: /s/ Philip Panzera
       ---------------------------------
       Philip Panzera
       Atrorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT NUMBER                                                          PAGE
--------------                                                          ----
     4.4          Form of Management Stock Option Agreement(1)

     4.5          Form of Amendment Number One to Management Stock
                  Option Agreement(1)

       5          Opinion of Troy & Gould Professional Corporation(1)

    23.1          Consent of Ernst & Young LLP

(1) Already submitted